UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 8, 2007

Health Net, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-12718	95-4288333
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

21650 Oxnard Street, Woodland Hills, California		91367
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(818) 676-6000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 8, 2007, Health Net, Inc. ("Health Net" or the "Company") announced the appointment of James E. Woys, age 49, as the Company's Chief Operating Officer, commencing on November 12, 2007. In his new role as Chief Operating Officer, Mr. Woys will be responsible for overseeing a broad range of operations, including claims processing, call centers, information technology, the Company’s internet activities, health care cost data analytics, pharmacy management and government and specialty services.

Mr. Woys has served as President of the Company’s Government and Specialty Services Division since October 2005, and served as the Company’s Interim Chief Financial Officer from November 10, 2006 to November 1, 2007. He served as President of Health Net Federal Services from February 2001 to October 2005 and as Chief Operating Officer and President of Health Net Federal Services from November 1999 to February 2001. From February 1998 to November 1999, Mr. Woys served as Chief Operating Officer and Senior Vice President of Foundation Health Federal Services ("FHFS"), which was a subsidiary of Foundation Health Corporation ("FHC") until FHC's merger with the Company in April 1997, and served as Senior Vice President of FHFS from 1995 to February 1998. From January 1990 to January 1995, Mr. Woys served as Vice President and Chief Financial Officer of the Government Division of FHC. He served as Director of Corporate Finance/Tax for FHC from October 1986 to January 1990. Prior to Mr. Woys' employment with FHC, he was employed by PricewaterhouseCoopers LLP from 1982 to 1986 and by Arthur Andersen & Co. from 1980 to 1982.

Mr. Woys is party to an employment letter agreement with the Company dated January 30, 2006, which was subsequently amended on January 24, 2007 (as amended, the "Letter Agreement"). The Letter Agreement and the amendment thereto were previously filed with the Securities and Exchange Commission (the "SEC") as Exhibit 10.8 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2005, and Exhibit 10.7 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2006, respectively. A detailed summary of certain terms of the Letter Agreement is included in the Company’s proxy statement for the 2007 annual meeting of stockholders filed with the SEC on April 2, 2007.

At this time, no changes have been made to the Letter Agreement in connection with Mr. Woys' appointment as Chief Operating Officer of the Company. The Compensation Committee of the Board of Directors of the Company intends to review Mr. Woys’ compensation arrangements in the near future.

Item 7.01 Regulation FD Disclosure.

On November 8, 2007 and November 9, 2007, certain officers of Health Net will be meeting with investors and analysts in connection with the Company’s annual investor conference. During these meetings, the Company intends to address its prospects and historical performance, provide additional detail regarding its earnings guidance for 2008, and discuss the management reorganization announced by the Company on November 8, 2007, as well as certain costs and savings associated with the reorganization. The Company also will reaffirm its earnings guidance for the full year 2007, as announced in a press release and conference call on November 1, 2007. A copy of the Company’s third quarter earnings press release was attached as Exhibit 99.1 to the Form 8-K furnished by the Company to the SEC on November 1, 2007.

Item 8.01 Other Events.

On November 8, 2007, the Company issued a press release announcing a reorganization of the Health Net management structure. A copy of the press release has been furnished to the SEC as Exhibit 99.1 to this Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1 Press release dated November 8, 2007.

CAUTIONARY STATEMENTS: Certain statements made in this report contain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended, that involve a number of risks and uncertainties. All statements, other than statements of historical information provided herein, may be deemed to be forward-looking statements. These statements are based on management’s analysis, judgment, belief and expectation only as of the date hereof, and are subject to uncertainty and changes in circumstances. Without limiting the foregoing, the words "believes," "anticipates," "plans," "expects," "may," "should," "could," "estimate," "intend" and other similar expressions are intended to identify forward-looking statements. Actual results could differ materially due to, among other things, rising health care costs, negative prior period claims reserve developments, trends in medical care ratios, issues relating to provider contracts, litigation costs, regulatory issues, operational issues, health care reform and general business conditions. Additional factors that could cause actual results to differ materially from those reflected in the forward-looking statements include, but are not limited to, the risks discussed in the "Risk Factors" section included within the Company's most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the SEC and the risks discussed in the company's other periodic filings with the SEC. You are cautioned not to place undue reliance on these forward-looking statements. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date of this report.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Health Net, Inc.

November 8, 2007	By:	/s/ Linda V. Tiano

Name: Linda V. Tiano
Title: Senior Vice President, General Counsel and Secretary

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Exhibit Index

Exhibit No.	Description

99.1	Press release dated November 8, 2007.